EXHIBIT 99.1
News Release

Contacts:
Media – Lisa H. Jester, Corporate Manager, Communications and Public Relations (513) 425-2510
Investors – Douglas O. Mitterholzer, General Manager, Investor Relations (513) 425-5215

AK Steel Announces Fourth Quarter and Full-Year 2018 Financial Results;
Provides 2019 Outlook

WEST CHESTER, OH, January 28, 2019 – AK Steel (NYSE: AKS) today reported its financial results for the fourth quarter and full-year 2018.

Fourth Quarter 2018 Highlights

•	Fourth quarter 2018 net income of $33.5 million, or $0.11 per diluted share; adjusted net income of $48.0 million, or $0.16 per diluted share, compared to a loss in prior year fourth quarter

•	Fourth quarter 2018 adjusted EBITDA of $135.5 million, a 101% increase from the fourth quarter of 2017

•	Fourth quarter 2018 sales of $1,677.1 million, a 12% increase from the fourth quarter of 2017

•
Plans to close the largely-idled Ashland Works, where 230 people currently work, by the end of 2019 to increase utilization at its other U.S. operations; will offer employees open jobs at other facilities; expects more than $40 million in annual cost savings when complete

Full-Year 2018 Highlights

•	Full-year 2018 net income of $186.0 million, or $0.59 per diluted share; adjusted net income of $200.5 million, or $0.64 per diluted share, up 25% from 2017

•	Full-year 2018 adjusted EBITDA of $563.4 million, highest since 2008

•	Full-year 2018 sales of $6,818.2 million, a 12% increase from 2017

“We made good progress in 2018, generating our highest net income and adjusted EBITDA in a decade and further strengthening our balance sheet. Additionally, during the course of the year we expanded our portfolio of steel solutions, as our advanced steel operations accelerated collaboration with our downstream stamping, tooling and tubing businesses at Precision Partners and AK Tube,” said Roger K. Newport, Chief Executive Officer of AK Steel. “As we enter 2019, we are well positioned after the successful renegotiation of our annual customer contracts and expect another solid year.”
AK Steel reported net income of $33.5 million, or $0.11 per diluted share of common stock, for the fourth quarter of 2018. This compared to a net loss of $80.4 million, or $0.26 per diluted share, for the fourth quarter of 2017. As another step to strengthen its balance sheet, the company entered into a de-risking pension annuity transaction in the fourth quarter of 2018. As a result, the company incurred a pension settlement charge of $14.5 million. Excluding this charge, adjusted net income was $48.0 million, or $0.16 per diluted share. This compares to an adjusted net loss of $24.1 million, or $0.08 per diluted share, for the fourth quarter a year ago. Included in reported results in the year ago fourth quarter were non-cash charges for asset impairments and a credit for the benefit of a transportation agreement reached in the fourth quarter of 2017.
The company’s adjusted EBITDA (as defined in the “Non-GAAP Financial Measures” section below) was $135.5 million, or 8.1% of net sales, for the fourth quarter of 2018, more than double the adjusted EBITDA of $67.4 million, or 4.5% of net sales, for the fourth quarter a year ago. Higher steel selling prices and shipments during the fourth quarter, particularly to the distributors and converters market, more than offset higher costs for certain raw materials and supplies, including graphite electrodes, compared to the fourth quarter a year ago.

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The company ended the fourth quarter of 2018 with total liquidity of $988.8 million, consisting of cash and cash equivalents and $941.8 million of availability under the company’s revolving credit facility. During 2018, the company reduced outstanding long-term debt by $116.4 million and its pension and other postretirement benefit obligations by $65.7 million.

Full-Year 2018 Results
AK Steel reported net income of $186.0 million, or $0.59 per diluted share of common stock, for 2018. This compared to net income of $103.5 million, or $0.32 per diluted share, for 2017. After adjusting for the aforementioned pension settlement charge of $14.5 million, adjusted net income for 2018 was $200.5 million, or $0.64 per diluted share. This compares to adjusted net income of $159.8 million, or $0.50 per diluted share, for 2017. Included in the reported results for 2017 were non-cash charges for asset impairments and a credit for the benefit of a transportation agreement.
The company’s adjusted EBITDA for 2018 was $563.4 million, or 8.3% of net sales, compared to adjusted EBITDA of $528.5 million, or 8.7% of net sales, for a year ago. Higher steel selling prices and shipments during 2018, particularly to the distributors and converters market, more than offset higher costs for certain raw materials and supplies, including graphite electrodes, compared to a year ago.

(Dollars in millions, except per share and per ton data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

Flat-rolled steel shipments (000 tons)	1,388.7	1,337.1	5,683.4	5,596.2
Selling price per flat-rolled steel ton	$1,106	$1,024	$1,091	$1,022

Net sales	$1,677.1	$1,495.6	$6,818.2	$6,080.5
Operating profit (loss)	86.5	(52.3)	364.4	260.2
Net income (loss) attributable to AK Steel Holding Corporation	33.5	(80.4)	186.0	103.5
Adjusted net income (loss) attributable to AK Steel Holding Corporation	48.0	(24.1)	200.5	159.8
Adjusted EBITDA	135.5	67.4	563.4	528.5

Net income (loss) per diluted share attributable to AK Steel Holding Corporation	$0.11	$(0.26)	$0.59	$0.32

Ashland Works
Given the company’s strategy of focusing on value-added, more innovative and differentiated products, AK Steel plans to close the largely-idled Ashland Works facility by the end of 2019. More than three years ago, AK Steel idled most of the Ashland Works operations, including the blast furnace, but continued to operate a single hot dip galvanizing coating line with 230 employees. The company plans to increase its operating efficiency and lower its costs by completing the shutdown of the blast furnace and steelmaking operations within the next several months, and by working with its customers to transition products coated at Ashland Works to other AK Steel operations in the United States with available capacity before the end of this year. This will increase those operations’ utilization rates. Production volumes and customer shipments are not expected to be impacted by the closure. The company will offer employees at the Ashland Works site open jobs at its other facilities.
Once fully implemented, these actions are expected to result in annual savings of over $40 million. These savings, combined with the positive impact of the Administration’s policies to address unfair trade practices, will help facilitate the company’s longer term growth plans. It will also help maintain and enhance the company’s more cost effective steelmaking facilities and further drive growth and innovation. The company expects to invest approximately $650 million in maintenance at its facilities in 2019 and make another $170 million to $190 million in capital investments. Over the last five years, the company has invested over $5 billion in its steelmaking assets

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and downstream businesses, including over $4 billion in maintenance and capital investments and $1.1 billion in acquisitions.
Associated with the closure of Ashland Works, the company expects to record a charge of approximately $80 million during the first quarter of 2019. The charge includes approximately $20 million for termination of certain take-or-pay supply agreements, approximately $30 million for supplemental unemployment and other employee benefit costs, an estimated multiemployer plan withdrawal liability of $25 million and approximately $5 million for other costs. With respect to the approximately $80 million charge, the company expects to make cash payments of approximately $15 million in 2019, $30 million in 2020 and the remaining amount over several years thereafter. The actual multiemployer plan withdrawal liability will not be known until 2020 and is expected to be paid over a number of years. In addition to the approximately $80 million charge recorded in the first quarter of 2019, the company expects to record expenses of approximately $14 million over full-year 2019, consisting of cash costs of approximately $10 million related to closing the facility, and $4 million of accelerated depreciation related to the coating line fixed assets. These cash costs related to closing the facility will decline in future years and the accelerated depreciation expense will not be incurred beyond 2019.

Outlook
Beginning with calendar year 2019, the company is providing annual guidance and is no longer providing quarterly guidance. The annual guidance better aligns with how the company manages its business, as more than 70% of its business is now based on fixed base price contracts. For 2019, the company currently expects net income to be in a range of $160 to $180 million, or $0.51 to $0.57 per diluted share, and adjusted EBITDA to be in the range of $515 to $535 million. Below are key assumptions used in developing these ranges:

•	About 50% of adjusted EBITDA for 2019 is expected to be generated in the first half of the year. The timing of planned outages is expected to mostly offset the seasonal nature of our business.

•
The guidance is based on the average carbon hot rolled coil spot market price for the month of January of about $720 per ton. The company estimates that for every $10 change in the carbon hot rolled coil spot market price, adjusted EBITDA and net income would be impacted by approximately $5 to $7 million, on an annualized basis, taking into consideration the related effects on carbon scrap, but holding everything else constant. Historically, changes in carbon scrap costs have been strongly correlated to carbon hot rolled coil spot market price movements.

•	The company’s guidance excludes the effects of the Ashland Works charge expected to be recorded in the first quarter of 2019, as discussed above.

•	The company expects to make capital investments of between $170 and $190 million in 2019, which includes about $25 to $30 million of growth related investments for Precision Partners and AK Tube.

•	Assumptions on additional factors are included with the investor presentation slides on the company’s website. See information below for accessing the presentation slides.
The foregoing outlook is based on AK Steel’s current estimates and may change based on business conditions and other factors. There are many other items that could affect the company’s 2019 results, as outlined in the Forward-Looking Statements below, including developments in the domestic and global economies, in the company’s business, in trade actions and the imposition of tariffs, and in the businesses of the company’s customers, suppliers and competitors.

Fourth Quarter and Full-Year 2018 Earnings Conference Call
AK Steel will provide live listening access on its website for the company’s earnings conference call on January 29, 2019 at 8:30 a.m. Eastern Time. A link to the webcast is on the company’s home page at www.aksteel.com. Presentation slides will also be available on the webcast link and under the Investor Presentations section on the website. The webcast will be archived on the company’s website for three months and will be accessible from the Investor News and Events section.

AK Steel
AK Steel is a leading producer of flat-rolled carbon, stainless and electrical steel products, primarily for the automotive, infrastructure and manufacturing, including electrical power, and distributors and converters markets. Through its subsidiaries, the company also provides customer solutions with carbon and stainless steel tubing products, die design and tooling, and hot- and cold-stamped components. Headquartered in West Chester, Ohio

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(Greater Cincinnati), the company has approximately 9,500 employees at manufacturing operations in the United States, Canada and Mexico, and facilities in Western Europe. Additional information about AK Steel is available at www.aksteel.com.

Forward-Looking Statements
Certain statements made or incorporated by reference in this earnings release reflect management’s estimates and beliefs and are intended to be “forward-looking statements” identified in the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “intends,” “plans,” “estimates” and other similar references to future periods typically identify forward-looking statements.
The company cautions readers that forward-looking statements reflect the company’s current beliefs and judgments, but are not guarantees of future performance or outcomes. They are based on a number of assumptions and estimates that are inherently affected by economic, competitive, regulatory, and operational risks, uncertainties and contingencies that are beyond the company’s control, and upon assumptions about future business decisions and conditions that may change.
Forward-looking statements are only predictions and involve risks and uncertainties, resulting in the possibility that actual events or performance will differ materially from such predictions as a result of certain risk factors. Such factors that could cause the company’s actual results and financial condition to differ materially from the results contemplated by such forward-looking statements include reduced selling prices, shipments and profits associated with a highly competitive and cyclical industry; domestic and global steel overcapacity; risks related to U.S. government actions on Section 232 and 301, NAFTA and/or other trade agreements, treaties or policies; changes in the cost of raw materials, supplies and energy; the company’s significant amount of debt and other obligations; severe financial hardship or bankruptcy of one or more of the company’s major customers or key suppliers; the company’s significant proportion of sales to the automotive market; reduced demand in key product markets due to competition from aluminum or other alternatives to steel; excess inventory of raw materials; supply chain disruptions or poor quality of raw materials or supplies; production disruption or reduced production levels; the company’s healthcare and pension obligations; not reaching new labor agreements on a timely basis; major litigation, arbitrations, environmental issues and other contingencies; regulatory compliance and changes; climate change and greenhouse gas emissions; conditions in the financial, credit, capital and banking markets; the company’s use of derivative contracts to hedge commodity pricing volatility; potential permanent idling of facilities; inability to fully realize benefits of margin enhancement initiatives; information technology security threats, cybercrime and exposure of private information; the company’s failure to achieve expected benefits of the Precision Partners acquisition and/or to integrate Precision Partners successfully; changes in tax laws and regulations; and risks associated with the closure of Ashland Works, including without limitation risks related to a failure to achieve the estimated savings, loss of existing or future business as a result of transitioning (or seeking to transition) products to other coating lines, costs or actions resulting from closure negotiations with the labor union at Ashland Works, higher than expected closure costs, and unanticipated operational issues as a result of producing products at other coating lines; as well as those risks and uncertainties discussed in more detail in the company’s Annual Report on Form 10-K for the year ended December 31, 2017, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. As such, the company cautions readers not to place undue reliance on forward-looking statements, which speak only to the company’s plans, assumptions and expectations as of the date hereof. The company undertakes no obligation to publicly update any forward-looking statement, except as required by law.

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AK STEEL HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars and shares in millions, except per share and per ton data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Flat-rolled steel shipments (000 tons)	1,388.7	1,337.1	5,683.4	5,596.2
Selling price per flat-rolled steel ton	$1,106	$1,024	$1,091	$1,022

Net sales	$1,677.1	$1,495.6	$6,818.2	$6,080.5

Cost of products sold	1,448.4	1,354.4	5,911.0	5,253.1
Selling and administrative expenses	86.8	79.4	322.6	284.9
Depreciation	55.4	57.8	220.2	226.0
Credit for adjustment of liability for transportation costs	—	(19.3)	—	(19.3)
Asset impairment charge	—	75.6	—	75.6
Total operating costs	1,590.6	1,547.9	6,453.8	5,820.3

Operating profit (loss)	86.5	(52.3)	364.4	260.2

Interest expense	38.3	37.2	151.6	152.3
Pension and OPEB (income) expense	10.8	(17.6)	(19.2)	(71.9)
Other (income) expense	(2.5)	(2.1)	(5.9)	17.1

Income (loss) before income taxes	39.9	(69.8)	237.9	162.7

Income tax expense (benefit)	(2.2)	(2.3)	(6.2)	(2.2)

Net income (loss)	42.1	(67.5)	244.1	164.9
Less: Net income attributable to noncontrolling interests	8.6	12.9	58.1	61.4

Net income (loss) attributable to AK Steel Holding Corporation	$33.5	$(80.4)	$186.0	$103.5

Net income (loss) per share attributable to AK Steel Holding Corporation common stockholders:
Basic	$0.11	$(0.26)	$0.59	$0.33
Diluted	$0.11	$(0.26)	$0.59	$0.32

Weighted-average shares outstanding:
Basic	315.0	314.4	314.8	314.3
Diluted	315.9	314.4	315.6	319.7

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AK STEEL HOLDING CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in millions, except per share amounts)
	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$48.6	$38.0
Accounts receivable, net	635.8	517.8
Inventory, net	1,419.9	1,385.0
Other current assets	97.0	130.3
Total current assets	2,201.3	2,071.1
Property, plant and equipment	6,969.2	6,831.8
Accumulated depreciation	(5,057.6)	(4,845.6)
Property, plant and equipment, net	1,911.6	1,986.2
Other non-current assets:
Goodwill and intangible assets	298.9	306.7
Other non-current assets	103.9	110.8
TOTAL ASSETS	$4,515.7	$4,474.8

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$801.0	$690.4
Accrued liabilities	288.9	270.5
Current portion of pension and other postretirement benefit obligations	38.7	40.1
Total current liabilities	1,128.6	1,001.0
Non-current liabilities:
Long-term debt	1,993.7	2,110.1
Pension and other postretirement benefit obligations	829.9	894.2
Other non-current liabilities	134.0	168.9
TOTAL LIABILITIES	4,086.2	4,174.2
Equity:
Common stock, authorized 450,000,000 shares of $.01 par value each; issued 316,595,613 and 315,782,764 shares in 2018 and 2017; outstanding 315,535,765 and 314,884,569 shares in 2018 and 2017	3.2	3.2
Additional paid-in capital	2,894.9	2,884.8
Treasury stock, common shares at cost, 1,059,848 and 898,195 shares in 2018 and 2017	(6.4)	(5.4)
Accumulated deficit	(2,691.8)	(2,877.0)
Accumulated other comprehensive income (loss)	(100.0)	(50.2)
Total stockholders’ equity (deficit)	99.9	(44.6)
Noncontrolling interests	329.6	345.2
TOTAL EQUITY	429.5	300.6
TOTAL LIABILITIES AND EQUITY	$4,515.7	$4,474.8

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AK STEEL HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in millions)
	Twelve Months Ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$244.1	$164.9
Depreciation	201.6	209.8
Depreciation—SunCoke Middletown	18.6	16.2
Amortization	32.0	24.1
Asset impairment charge	—	75.6
Credit for adjustment of liability for transportation costs	—	(19.3)
Deferred income taxes	(8.0)	(9.0)
Contributions to pension trust	(49.9)	(44.1)
Pension and OPEB (income) expense	(11.6)	(64.4)
Other pension payments	(1.0)	(1.1)
OPEB payments	(35.6)	(39.6)
Changes in working capital, net of effect of acquired business	13.8	(112.4)
Other operating items, net	(39.3)	(1.9)
Net cash flows from operating activities	364.7	198.8

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital investments	(152.0)	(152.5)
Investment in acquired business, net of cash acquired	—	(360.4)
Other investing items, net	0.1	4.2
Net cash flows from investing activities	(151.9)	(508.7)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) under credit facility	(115.0)	450.0
Proceeds from issuance of long-term debt	—	680.0
Redemption of long-term debt	(12.6)	(848.4)
Debt issuance costs	—	(25.3)
SunCoke Middletown distributions to noncontrolling interest owners	(73.7)	(79.1)
Other financing items, net	(0.9)	(2.5)
Net cash flows from financing activities	(202.2)	174.7

Net increase (decrease) in cash and cash equivalents	10.6	(135.2)
Cash and cash equivalents, beginning of year	38.0	173.2
Cash and cash equivalents, end of year	$48.6	$38.0

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AK STEEL HOLDING CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Dollars in millions)

In certain of its disclosures in this news release, the company has reported adjusted EBITDA, adjusted EBITDA margin and adjusted net income (loss) that exclude the effects of noncontrolling interests, pension settlement charges, a credit for adjustment of liability for transportation costs and an asset impairment charge. The company believes that reporting adjusted net income (loss) (as a total and on a per share basis) with these items excluded more clearly reflects our current operating results and provides investors with a better understanding of our overall financial performance. Adjustments to net income (loss) do not result in an income tax effect as any gross income tax effects are offset by a corresponding change in the deferred income tax valuation allowance.

EBITDA is an acronym for earnings before interest, taxes, depreciation and amortization. It is a metric that is sometimes used to compare the results of different companies by removing the effects of different factors that might otherwise make comparisons inaccurate or inappropriate. The adjusted results, although not financial measures under generally accepted accounting principles (“GAAP”) and not identically applied by other companies, facilitate the ability to analyze the company’s financial results in relation to those of its competitors and to the company’s prior financial performance by excluding items that otherwise would distort the comparison. Adjusted EBITDA, adjusted EBITDA margin and adjusted net income (loss) are not, however, intended as alternative measures of operating results or cash flow from operations as determined in accordance with GAAP and are not necessarily comparable to similarly titled measures used by other companies.

Neither current nor potential investors in the company’s securities should rely on adjusted EBITDA, adjusted EBITDA margin or adjusted net income (loss) as a substitute for any GAAP financial measure and the company encourages current and potential investors to review the following reconciliations of adjusted EBITDA and adjusted net income (loss).

Reconciliation of Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in millions, except per ton)	2018	2017	2018	2017
Net income (loss) attributable to AK Steel Holding	$33.5	$(80.4)	$186.0	$103.5
Net income attributable to noncontrolling interests	8.6	12.9	58.1	61.4
Income tax expense (benefit)	(2.2)	(2.3)	(6.2)	(2.2)
Interest expense, net	38.0	37.1	150.7	150.9
Depreciation and amortization	58.7	60.5	237.0	236.3
EBITDA	136.6	27.8	625.6	549.9
Less: EBITDA of noncontrolling interests (a)	15.6	16.7	76.7	77.7
Pension settlement charges	14.5	—	14.5	—
Credit for adjustment of liability for transportation costs	—	(19.3)	—	(19.3)
Asset impairment charge	—	75.6	—	75.6
Adjusted EBITDA	$135.5	$67.4	$563.4	$528.5
Adjusted EBITDA margin	8.1%	4.5%	8.3%	8.7%

(a)	The reconciliation of net income attributable to noncontrolling interests to EBITDA of noncontrolling interests is as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in millions)	2018	2017	2018	2017
Net income attributable to noncontrolling interests	$8.6	$12.9	$58.1	$61.4
Depreciation	7.0	3.8	18.6	16.3
EBITDA of noncontrolling interests	$15.6	$16.7	$76.7	$77.7

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Reconciliation of Adjusted Net Income (Loss)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in millions, except per share)	2018	2017	2018	2017
Reconciliation to Net Income (Loss) Attributable to AK Steel Holding
Net income (loss) attributable to AK Steel Holding Corporation, as reported	$33.5	$(80.4)	$186.0	$103.5
Pension settlement charges	14.5	—	14.5	—
Credit for adjustment of liability for transportation costs	—	(19.3)	—	(19.3)
Asset impairment charge	—	75.6	—	75.6
Adjusted net income (loss) attributable to AK Steel Holding	$48.0	$(24.1)	$200.5	$159.8

Reconciliation to Diluted Earnings (Losses) per Share
Diluted earnings (losses) per share, as reported	$0.11	$(0.26)	$0.59	$0.32
Pension settlement charges	0.05	—	0.05	—
Credit for adjustment of liability for transportation costs	—	(0.06)	—	(0.06)
Asset impairment charge	—	0.24	—	0.24
Adjusted diluted earnings (losses) per share	$0.16	$(0.08)	$0.64	$0.50

Reconciliation of Adjusted EBITDA Guidance for 2019

	Year Ending December 31, 2019
(dollars in millions)	Low	High
Net income attributable to AK Holding	$160.0	$180.0
Net income attributable to noncontrolling interests	55.0	55.0
Income tax expense	10.0	10.0
Interest expense, net	155.0	155.0
Depreciation and amortization	210.0	210.0
EBITDA	590.0	610.0
Less: EBITDA of noncontrolling interests (a)	75.0	75.0
Adjusted EBITDA	$515.0	$535.0

(a)	The reconciliation of net income attributable to noncontrolling interests to EBITDA of noncontrolling interests is as follows:

	Year Ending December 31, 2019
(dollars in millions)	Low	High
Net income attributable to noncontrolling interests	$55.0	$55.0
Depreciation	20.0	20.0
EBITDA of noncontrolling interests	$75.0	$75.0

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AK STEEL HOLDING CORPORATION
FLAT-ROLLED STEEL SHIPMENTS
(Unaudited)
(Tons in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Tons Shipped by Product
Stainless/electrical	201.4	195.6	830.2	813.1
Coated	720.0	672.2	2,895.8	2,942.1
Cold-rolled	261.5	256.6	1,077.9	988.6
Hot-rolled	165.3	179.1	720.1	706.4
Secondary	40.5	33.6	159.4	146.0
Total shipments	1,388.7	1,337.1	5,683.4	5,596.2

Shipments by Product (%)
Stainless/electrical	15%	15%	15%	15%
Coated	52%	50%	50%	53%
Cold-rolled	18%	19%	19%	17%
Hot-rolled	12%	13%	13%	13%
Secondary	3%	3%	3%	2%
Total shipments	100%	100%	100%	100%

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